Exhibit 10.22


                     MARSH & MCLENNAN AFFILIATED FUND, L.P.

                 (a Cayman Islands Exempted Limited Partnership)






                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT






                                October 12, 1999


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                                TABLE OF CONTENTS

 SECTION                                                                    PAGE

ARTICLE I           ORGANIZATION, ETC..........................................1
   1.1      Amendment and Restatement of the Initial Agreement.................1
   1.2      Name and Offices...................................................2
   1.3      Purposes...........................................................2
   1.4      Term...............................................................2
   1.5      Fiscal Year........................................................3
   1.6      Partnership Powers.................................................3
   1.7      Expenses...........................................................4

ARTICLE II        THE GENERAL PARTNER..........................................4
   2.1      Management.........................................................4
   2.2      Limitations on the General Partner.................................5
   2.3      Reliance by Third Parties..........................................5
   2.4      Liability of the General Partner and Other Covered Persons.........5
   2.5      Transfer or Withdrawal by the General Partner......................6
   2.6      Conflicts of Interest. (a)  Potential Conflicts of Interest........7

ARTICLE III       THE LIMITED PARTNERS.........................................7
   3.1      No Participation in Management, etc................................7
   3.2      Limitation of Liability............................................8
   3.3      No Priority, etc...................................................8

ARTICLE IV        INVESTMENTS..................................................8
   4.1      Trident Investment.................................................8
   4.2      Temporary Investments..............................................8

ARTICLE V         CAPITAL CONTRIBUTIONS; CAPITAL COMMITMENTS...................9
   5.1      Capital Contributions and Capital Commitments of the Partners......9
   5.2      Defaulting Limited Partner........................................10
   5.3      Excused Investments...............................................11

ARTICLE VI        CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING...11
   6.1      Capital Accounts..................................................11
   6.2      Adjustments to Capital Accounts...................................11
   6.3      Distributions of Distributable Cash...............................12
   6.4      Distributions of Securities.......................................12
   6.5      Negative Capital Accounts.........................................13
   6.6      No Withdrawal of Capital..........................................13

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   6.7      Allocations.......................................................13
   6.8      Tax Matters.......................................................13
   6.9      Withholding Taxes.................................................14

ARTICLE VII       BANKING; CUSTODY OF SECURITIES; BOOKS AND RECORDS...........15
   7.1      Banking; Custody of Securities....................................15
   7.2      Maintenance of Books and Records; Accounts and
            Accounting Method.................................................15
   7.3      Partnership Tax Returns...........................................16

ARTICLE VIII        REPORTS TO PARTNERS.......................................16
   8.1      Independent Auditors..............................................16
   8.2      United States Federal Income Tax Information......................16
   8.3      Reports to Partners...............................................16

ARTICLE IX        INDEMNIFICATION.............................................16
   9.1      Indemnification of General Partner, etc...........................16
   9.2      Expenses, etc.....................................................18
   9.3      Notices of Claims, etc............................................18
   9.4      No Waiver.........................................................19
   9.5      Indemnification of Covered Persons, etc...........................19
   9.6      Return of Distributions...........................................19

ARTICLE X         TRANSFER OF LIMITED PARTNER INTERESTS;
                  WITHDRAWAL OF LIMITED PARTNERS..............................19
   10.1     Admission, Substitution and Withdrawal of Limited Partners;
            Transfer; Transfer in the Event of Death, Incapacity, etc.........19
   10.2     Additional Limited Partners.......................................22

ARTICLE XI        BANKRUPTCY, DISSOLUTION, ETC. OF PARTNERS...................25
   11.1     Bankruptcy or Dissolution of the General Partner..................25
   11.2     Bankruptcy, Dissolution or Withdrawal of a Limited Partner........26

ARTICLE XII       DISSOLUTION AND TERMINATION OF PARTNERSHIP..................26
   12.1     Dissolution Events................................................26
   12.2     Distribution Upon Dissolution.....................................27
   12.3     Distributions in Cash or in Kind..................................27
   12.4     Time for Liquidation, etc.........................................28
   12.5     General Partner Not Liable for Return of Capital Contributions....28
   12.6     Reorganization of the Partnership.................................28

ARTICLE XIII      DEFINITIONS.................................................30
   13.1     Definitions.......................................................30

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ARTICLE XIV       AMENDMENTS; POWER OF ATTORNEY...............................36
   14.1     Amendments........................................................36
   14.2     Power of Attorney.................................................37
   14.3     Further Actions of the General Partner............................39
   14.4     Further Actions of the Limited Partners...........................39

ARTICLE XV        MISCELLANEOUS...............................................39
   15.1     Notices...........................................................39
   15.2     Counterparts......................................................40
   15.3     Table of Contents and Headings....................................40
   15.4     Successors and Assigns............................................40
   15.5     Severability......................................................40
   15.6     Non-Waiver........................................................40
   15.7     Applicable Law (Submission to Jurisdiction).......................40
   15.8     Confidentiality...................................................41
   15.9     Survival of Certain Provisions....................................41
   15.10    Waiver of Partition...............................................41
   15.11    Currency..........................................................41
   15.12    Entire Agreement..................................................42

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       This Amended and Restated Limited Partnership Agreement (as from time to time amended, supplemented or restated, this "AGREEMENT") of MARSH & McLENNAN AFFILIATED FUND, L.P., a Cayman Islands exempted limited partnership (the "PARTNERSHIP"), is made and entered into on October 12, 1999 for the purpose of amending and restating the Limited Partnership Agreement of the Partnership, dated July 30, 1999 (the "INITIAL AGREEMENT"). Certain capitalized terms used herein without definition have the meanings specified in Section 14.1.

                                   ARTICLE I

                               ORGANIZATION, ETC.

       1.1 AMENDMENT AND RESTATEMENT OF THE INITIAL AGREEMENT. (a) GENERAL. The General Partner, the Initial Limited Partner, and the Persons listed in the Partner Register as limited partners of the Partnership (in their capacities as limited partners of the Partnership, the "LIMITED PARTNERS", and the General Partner and the Limited Partners being herein referred to collectively as the "PARTNERS", both such terms to include any Person hereafter admitted to the Partnership as a Limited Partner or a General Partner, as the case may be, in accordance with the terms hereof, and to exclude any Person that ceases to be a Partner in accordance with the terms hereof), hereby amend the Initial Agreement in its entirety by deleting it and replacing it with this Agreement. Immediately following the admission of the first Limited Partner on the date hereof, the Initial Limited Partner shall cease to be a partner of the Partnership and shall have his original capital contribution returned to him and shall have no further rights or claims against, or obligations as a partner of, the Partnership. The parties hereto hereby agree to continue the Partnership as a limited partnership under and pursuant to the provisions of the Partnership Law and agree that the rights, duties and liabilities of the Partners shall be as provided in the Partnership Law, except as otherwise provided herein. A Person shall be admitted at the Initial Closing as a limited partner of the Partnership at the time that
(A) this Agreement and a Subscription Agreement are executed by or on behalf of such Person and (B) such Person is listed by the General Partner as a limited partner of the Partnership on the Partner Register.

       (b) REGISTER. The General Partner shall cause to be maintained in the registered and principal offices of the Partnership a register of limited partnership interests of the Partnership setting forth the name, mailing address, and Capital Commitment of each Partner along with such other information as required by Section 11(1) of the Partnership Law (the "PARTNER REGISTER"). The Partner Register shall from time to time be updated as necessary and in accordance with the Partnership Law to maintain the accuracy of the information contained therein. Any reference in this Agreement to the Partner Register shall be deemed to be a reference to the Partner Register as in effect from time to time. Subject to the terms of this Agreement, the

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General Partner may authorize any action permitted hereunder in respect of the
Partner Register without any need to obtain the consent of any other Partner.

       1.2 NAME AND OFFICES. The name of the Partnership is Marsh & McLennan Affiliated Fund, L.P. The Partnership shall have its registered office in the Cayman Islands at the offices of Maples and Calder, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies, at which shall be kept the records required to be maintained under the Partnership Law, at which the service of process on the Partnership may be made and to which all notices and communications may be addressed. The General Partner may designate from time to time another office in the Cayman Islands as the Partnership's registered office. The Partnership shall have its initial principal office for its investment activities at 20 Horseneck Lane, Greenwich, Connecticut 06830, United States of America. The General Partner may designate from time to time another office within or without the United States as the Partnership's principal office for its investment activities. The Partnership may from time to time have such other office or offices within or without the Cayman Islands as may be designated by the General Partner.

       1.3 PURPOSES. The purpose of the Partnership is to invest in Securities including, but not limited to, investing as a limited partner in Trident II, L.P., a Cayman Islands exempted limited partnership ("TRIDENT II"), in accordance with and subject to the provisions of this Agreement, and to engage in such activities as the General Partner deems necessary, advisable, convenient or incidental to the foregoing, to engage in any business which may lawfully be conducted by a limited partnership formed pursuant to the Partnership Law and to carry on any business relating thereto or arising therefrom, including anything incidental, ancillary or necessary to the foregoing, PROVIDED that the Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary for the carrying on of the activities of the Partnership exterior to the Cayman Islands.

       1.4 TERM. The term of the Partnership commenced on the date set forth in the statement (as it may be amended from time to time, the "STATEMENT") effecting its registration as an exempted limited partnership pursuant to
Section 9 of the Partnership Law and shall continue, unless the Partnership is sooner dissolved, until the fifteenth anniversary of the final Closing, PROVIDED that, unless the Partnership is sooner dissolved, the term of the Partnership may be extended by the General Partner for up to three successive periods of one year each, and PROVIDED FURTHER that the Partnership shall continue after the last calendar day of the Term solely for purposes of Section 9.1(b) (such term, as so extended if extended, being referred to as the "TERM"). Notwithstanding the expiration of the Term, the Partnership shall continue until notice of dissolution of the Partnership is filed in accordance with Section 12.5 and in the manner provided for in the Partnership Law.

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       1.5    FISCAL YEAR. The Fiscal Year of the Partnership shall end on the
31st day of December in each year. The Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.

       1.6    PARTNERSHIP POWERS. In furtherance of the purposes specified in
Section 1.3 and without limiting the generality of Section 2.1, the Partnership and the General Partner, acting in accordance with the terms of this Agreement on behalf of the Partnership or on its own behalf and in its own name, as appropriate, shall be empowered to do or cause to be done any and all acts deemed by the General Partner, in its sole judgment, to be necessary, advisable, appropriate, proper, convenient or incidental to or in furtherance of the purposes of the Partnership, including without limitation the power and authority:

       (a) to acquire, hold, manage, own and Transfer the Partnership's interests in Securities or any other investments made or other assets held by the Partnership;

       (b) to establish, maintain or close one or more offices within or without the Cayman Islands and in connection therewith to rent or acquire office space and to engage personnel;

       (c) to open, maintain and close bank and brokerage (including, without limitation, margin) accounts, to draw checks or other orders for the payment of moneys, to exchange U.S. dollars held by the Partnership into non-U.S. currencies and vice versa, to enter into currency forward and futures contracts and to hedge investments, and to invest such funds as are temporarily not otherwise required for Partnership purposes in Temporary Investments;

       (d) to bring, defend, settle and dispose of Proceedings at law or in equity or before any Governmental Authority;

       (e) to retain and remove consultants, custodians, attorneys, placement agents, accountants, actuaries and such other agents and employees as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership;

       (f) to execute, deliver and perform its obligations under the Subscription Agreements and any agreements to induce any Person to purchase limited partner interests in the Partnership, without any further act, approval or vote of any Partner;

       (g) to execute, deliver and perform its obligations under contracts and agreements of every kind necessary or incidental to the offer and sale of limited partner interests in the Partnership, to the acquisition, holding and Transfer of Securities, or otherwise to the accomplishment of the Partnership's purposes, and to take or omit to take such other action in connection with such offer and sale, with such acquisition,

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holding or Transfer, or with the business of the Partnership, as may be necessary, desirable or convenient to further the purposes of the Partnership;

       (h) to make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the sole judgment of the General Partner, be necessary, appropriate, desirable or convenient for the acquisition, holding or Transfer of Securities for the Partnership;

       (i)    to borrow money and to issue guarantees; and

       (j) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership's business.

       1.7 EXPENSES. (a) All Partnership Expenses and Organizational Expenses shall be paid by the Partnership.

       (b) The Partnership shall not pay a management fee or a carried interest to (I) the General Partner, (II) the manager, general partner or any Affiliate of Trident II, or (III) any of the respective officers, directors or employees of the Persons specified in clause (ii) and clause (iii).

                                   ARTICLE II

                               THE GENERAL PARTNER

       2.1 MANAGEMENT. The management, control and operation of and the determination of policy with respect to the Partnership and its affairs shall be vested exclusively in the General Partner (acting directly or through its duly appointed agents), which is hereby authorized and empowered on behalf and in the name of the Partnership, subject to Section 2.2 and the other terms of this Agreement, to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, convenient or incidental thereto. The General Partner may exercise on behalf of the Partnership all of the powers set forth in Section 1.6. The management and the conduct of the activities of the Partnership shall be the sole responsibility of the General Partner and all decisions relating to the selection and disposition of the Partnership's investments shall be made exclusively by the General Partner in accordance with this Agreement. The General Partner is hereby authorized to appoint a successor general partner of the Partnership.

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       2.2    LIMITATIONS ON THE GENERAL PARTNER. The General Partner shall not:

       (a) do any act in contravention of any applicable law or regulation, or any provision of this Agreement or of the Statement;

       (b)    possess Partnership property for other than a Partnership purpose;

       (c) admit any Person as a general partner of the Partnership except as permitted in this Agreement and the Partnership Law;

       (d) admit any Person as a Limited Partner except as permitted in this Agreement and the Partnership Law;

       (e) Transfer its interest in the Partnership other than as permitted in this Agreement and the Partnership Law; or

       (f) permit the registration or listing of interests in the Partnership on an "established securities market", as such term is used in section 1.7704-1 of the Treasury Regulations.

       2.3 RELIANCE BY THIRD PARTIES. In dealing with the General Partner and its duly appointed agents, no Person shall be required to inquire as to the General Partner's or any such agent's authority to bind the Partnership.

       2.4 LIABILITY OF THE GENERAL PARTNER AND OTHER COVERED PERSONS. (a) GENERAL. Except as provided in the Partnership Law and, as applicable, this Agreement, the General Partner has the powers, duties, responsibilities and liabilities of a partner in a partnership without limited partners (I) to the Partnership and the other Partners, and (II) to Persons other than the Partnership and the other Partners. No Covered Person shall be liable to the Partnership or any Partner for any act or omission taken or suffered by such Covered Person in good faith. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. To the extent that, at law or in equity, a Covered Person has duties and liabilities to the Partnership or to the Partners, such Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expressly restrict, replace or modify the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to restrict, replace or modify such other duties and liabilities of such Covered Person. Except as otherwise expressly provided in this Agreement, the General Partner shall not be liable for the return of all or any portion of the Limited Partner's Capital Accounts or Capital Contributions.

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       (b)    RELIANCE. A Covered Person (I) shall incur no liability in acting upon any signature or writing believed by it to be genuine, (II) may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge, and (III) may rely on an opinion of counsel selected by such Covered Person with respect to legal matters. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants, actuaries, auditors and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or officers of such Covered Person. Except as otherwise provided in this Section 2.4, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

       (c) DISCRETION. Whenever in this Agreement the General Partner is permitted or required to make a decision (I) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including, without limitation, its own interests, or (II) in its "good faith" or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement or by relevant provisions of law or in equity or otherwise. If any questions should arise with respect to the operation of the Partnership, which are not specifically provided for in this Agreement or the Partnership Law, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties.

       2.5 TRANSFER OR WITHDRAWAL BY THE GENERAL PARTNER. To the extent permitted by law,

       (a) the General Partner may at its election convert to a limited partnership, limited liability company or other entity formed under the laws of the State of Delaware or any other jurisdiction, or

       (b) the General Partner may Transfer its interest as the general partner of the Partnership to, or be merged with and into, a limited partnership, limited liability company or other entity formed under the laws of the State of Delaware or any other jurisdiction for the purpose of serving as the general partner of the Partnership,

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but only if in any such case such conversion, Transfer or merger will not result in a Material Adverse Effect on the Partnership or the Limited Partners (in their capacities as limited partners of the Partnership). Upon any such conversion to such a limited partnership, limited liability company or other entity, or any such Transfer by or merger of the General Partner to or with such a limited partnership, limited liability company or other entity, such limited partnership, limited liability company or other entity shall be deemed to be the same Person as the General Partner for all purposes of this Agreement. All Subscription Agreements applicable to the Partnership that are in effect at the time of any such conversion, Transfer or merger shall thereafter continue in full force and effect.

       2.6 CONFLICTS OF INTEREST. (a) POTENTIAL CONFLICTS OF INTEREST. While the General Partner intends to avoid situations involving conflicts of interest, each Limited Partner acknowledges that there may be situations in which the interests of the Partnership may conflict with the interests of the General Partner or an Affiliate thereof. Each Limited Partner agrees that the activities of the General Partner and any Affiliates thereof not prohibited by this Agreement may be engaged in by the General Partner or any such Affiliate, as the case may be, and will not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty owed by any such Person to the Partnership or to any Partner.

       (b) ACTUAL CONFLICTS OF INTEREST. On any issue involving actual conflicts of interest not provided for elsewhere in this Agreement, the General Partner will be guided by its good faith judgment as to the best interests of the Partnership and shall take such actions as are determined by the General Partner to be necessary or appropriate to ameliorate any such conflict of interest. If the General Partner takes such good faith action in respect of a matter giving rise to a conflict of interest, neither the General Partner nor any of its Affiliates shall have any liability to the Partnership or any Limited Partner for actions in respect of such matter taken in good faith by them in the pursuit of their own respective interests.

                                   ARTICLE III

                              THE LIMITED PARTNERS

       3.1 NO PARTICIPATION IN MANAGEMENT, ETC. No Limited Partner, in its capacity as a limited partner of the Partnership, shall take part in the management or control of the Partnership's affairs, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No Limited Partner shall have the right to vote for the election, removal or replacement of the General Partner. No provision of this Agreement shall obligate any Limited Partner to refer investments to the Partnership or restrict any investments that a Limited Partner may make.

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       3.2    LIMITATION OF LIABILITY. Except as may otherwise be provided by the Partnership Law or expressly provided for herein, the liability of each Limited Partner is limited to its Capital Commitment.

       3.3 NO PRIORITY, ETC. No Limited Partner shall have priority over any other Limited Partner either as to the return of the amount of its Capital Contribution or, other than as provided in Article VI, as to any allocation of any item of income, gain, loss, deduction or credit.

                                   ARTICLE IV

                                   INVESTMENTS

       4.1 TRIDENT INVESTMENT. (a) GENERAL. The Partnership shall acquire a limited partner interest in Trident II (the "TRIDENT INVESTMENT"), with a capital commitment to Trident II corresponding to the aggregate Capital Commitments of the Partners in the Partnership , less the estimated Organizational Expenses and Partnership Expenses of the Partnership. Whenever the Partnership is entitled to make any election, or give or withhold any vote or consent, with respect to its interest in Trident II, the General Partner shall act (or refrain from acting) in its good faith judgment as to the best interests of the Partnership and the Limited Partners.

       (b) REINVESTMENT AND REDEPLOYMENT OF CAPITAL. Proceeds from distributions received by the Partnership from Trident II and proceeds from the disposition of Temporary Investments, in each case that would otherwise be required to be distributed to the Partners, other than amounts distributed in the discretion of the General Partner to enable Partners to discharge their respective income tax liabilities with respect to such proceeds, may, in the discretion of the General Partner, be distributed to the Partners or be retained by the Partnership and used to make capital contributions to Trident II or for Temporary Investments, PROVIDED, that such amounts shall be treated for all purposes under this Agreement as if they were distributed to the Partners pursuant to Section 6.3, on the date such proceeds were realized by the Partnership, and thereafter drawn down as Capital Contributions pursuant to
Section 5.1, and PROVIDED FURTHER that such deemed distributions and drawdowns shall take into account the operation, where applicable, of Section 5.3. In addition, in the event that the remaining capital commitment of the Partnership to Trident II is increased pursuant to the Trident II Partnership Agreement, the General Partner shall increase, PRO RATA on the basis of Capital Commitments, the Remaining Capital Commitment of each Partner.

       4.2 TEMPORARY INVESTMENTS. The General Partner shall use commercially reasonable efforts to cause the Partnership to invest funds held by the Partnership in Temporary Investments pending contribution to Trident II pursuant to the terms of the Trident II Partnership Agreement or pending distribution.

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                                    ARTICLE V

                   CAPITAL CONTRIBUTIONS; CAPITAL COMMITMENTS

       5.1    CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS OF THE PARTNERS.

       (a) CAPITAL CONTRIBUTIONS. Subject to Section 5.3 and Section 9.1(b), and except as may otherwise be provided herein, each Partner shall make Capital Contributions to the Partnership in cash or other immediately available funds in the aggregate amount of the Capital Commitment set forth opposite its name in the Partner Register.

       (b) DRAWDOWNS. The Capital Contributions of the General Partner and each Limited Partner, the amount of which is determined pursuant to the terms of
Section 5.1(b)(iii), shall be paid in separate Drawdowns, subject to the following terms and conditions:

              (i) The General Partner shall provide each Partner with a notice (the "DRAWDOWN NOTICE") at least 10 days prior to the date of Drawdown. Each Drawdown shall be in connection with the obligations of the Partnership in connection with the Trident Investment or shall be applied to provide for Partnership Expenses or Organizational Expenses.

              (ii) If the Partnership receives notice from Trident II that the actual capital contribution to be paid by the Partnership has changed prior to the making of the investment or payment for which it was called (including, without limitation, for example, due to a default by, or the operation of section 5.4 of the Trident II Partnership Agreement in respect of, another partner of Trident II), or if the actual Capital Contribution to be paid by a Limited Partner has changed prior to the making of the investment or payment for which it was called (including, without limitation, for example, due to a Default by, or the operation of
       Section 5.3 in respect of, another Partner), the General Partner will give prompt notice to the Partners, and each Partner shall pay any additional Capital Contribution thereby required by the date and in the amounts specified in such notice, PROVIDED that such payment date shall be at least five Business Days after the date of such notice.

              (iii) Each Partner shall pay to the Partnership the Capital Contribution of such Partner determined in accordance with the provisions of the following sentence and specified in the Drawdown Notice (as the same may be revised), by wire transfer in immediately available funds by the date of Drawdown specified in the Drawdown Notice. Except as otherwise provided herein, the required Capital Contribution of each Partner shall be equal to the lesser of (A) such Partner's Remaining Capital Commitment and (B) if such Capital Contribution is (1) in respect of participation through the Partnership in a portfolio investment or bridge

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       financing of Trident II, or in respect of a Partnership Expense which the
       General Partner determines to be attributable to a particular portfolio investment or bridge financing of Trident II, such Partner's PRO RATA share (based on the Remaining Capital Commitments of all the Partners other than Limited Partners excused from making such a Capital Contribution pursuant to Section 5.3) of the aggregate amount required for the Partnership to so participate in such investment of Trident II or pay such attributable Partnership Expense, and (2) in respect of a Partnership Expense (other than a Partnership Expense described in clause
       (1)) or Organizational Expense, such Partner's PRO RATA share (based on the Capital Commitments of all the Partners) of the aggregate amount required for the Partnership to pay such Partnership Expense or Organizational Expense.

       (c) CREDITORS. The provisions of this Section 5.1 are intended solely to benefit the Partners and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), and no Partner shall have any duty or obligation to any creditor of the Partnership to make any contributions to the Partnership or to cause the General Partner to deliver to any Partner a Drawdown Notice.

       5.2 DEFAULTING LIMITED PARTNER. (a) DEFAULT GENERALLY. If any Limited Partner fails to contribute, in a timely manner, any portion of the Capital Commitment required to be contributed by such Limited Partner hereunder or pursuant to such Limited Partner's Subscription Agreement, and any such failure continues for five Business Days after receipt of written notice thereof from the General Partner (a "DEFAULT"), then such Limited Partner may be designated by the General Partner as in default (a "DEFAULTING LIMITED PARTNER") and shall thereafter be subject to the provisions of this Section 5.2. The General Partner may choose not to designate any Limited Partner as a Defaulting Limited Partner and may agree to waive or permit the cure of any default by a Limited Partner, subject to such conditions as the General Partner and the Defaulting Limited Partner may agree upon. In the event that a Limited Partner becomes a Defaulting Limited Partner, (I) such Defaulting Limited Partner's Remaining Capital Commitment (the "DEFAULTED CAPITAL COMMITMENTS") shall be deemed to be zero,
(II) the Non-Defaulting Limited Partners shall have an option, exercisable within 30 days following the date of the notice referred to in the first sentence of this Section 5.2(a), to assume the Defaulted Capital Commitments, if any, of such Defaulting Limited Partner, such Defaulted Capital Commitments to be assumed in proportions determined to be equitable in the sole discretion of the General Partner taking into account the relative Capital Commitments and amounts elected to be assumed by the Limited Partners exercising such option (the "EXERCISING PARTNERS"), (III) the General Partner shall assume any remaining Defaulted Capital Commitments that are not assumed by such Non-Defaulting Limited Partners pursuant to subsection (II) above, and (IV) such Limited Partner shall be entitled to receive only one-half of the distributions that it would have been entitled to receive had it not become a Defaulting Limited Partner, and the other one-half of such distributions (the "FORFEITED DISTRIBUTIONS") shall be made in accordance with
Section 5.2(b). Notwithstanding any other provision of this Section 5.2(a), the obligations of any Defaulting Limited Partner to the Partnership hereunder shall not be extinguished as a result of the operation of this Section 5.2(a). In addition to the other remedies described in this Section 5.2, the General Partner shall have the right, in its sole discretion, to pursue all remedies at law or in equity available to it with respect to the Default of a Defaulting Limited Partner.

       (b) APPLICATION OF FORFEITED DISTRIBUTIONS, ETC. The Forfeited Distributions of a Defaulting Limited Partner pursuant to Section 5.2(a) shall be applied as follows when and as amounts become distributable: FIRST, to the Partnership in an amount equal to the Organizational Expenses and Partnership Expenses, as estimated in good faith by the General Partner, attributable to such Defaulting Limited Partner's Capital Commitment for the period from the date of Default through the end of the Term; and SECOND, to the Exercising Partners and the General Partner in accordance with the relative amounts of such Defaulting Limited Partner's Defaulted Capital Commitments assumed by each such Person pursuant to Section 5.2(a). The General Partner shall make such adjustments, including, without limitation, adjustments to the Capital Accounts of the Partners (including, without limitation, the Defaulting Limited Partner), as it determines to be appropriate to give effect to the provisions of this
Section 5.2.

       (c) CONSENTS. Whenever the vote, consent or decision of a Limited Partner or of the Limited Partners is required or permitted pursuant to this Agreement or under the Partnership Law, a Defaulting Limited Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Limited Partner were not a Limited Partner.

       5.3 EXCUSED INVESTMENTS. The General Partner may, in its sole discretion, excuse, in whole or in part, any Limited Partner from participation through the Partnership in (including without limitation making a Capital Contribution with respect to) any investment of Trident II, if the General Partner has determined, in its sole discretion, that any such participation may constitute a conflict of interest for such Limited Partner, the Partnership or Trident II.

                                   ARTICLE VI

            CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING

       6.1 CAPITAL ACCOUNTS. There shall be established on the books and records of the Partnership a capital account (a "CAPITAL ACCOUNT") for each Partner.

       6.2 ADJUSTMENTS TO CAPITAL ACCOUNTS. As of the last day of each Period, the balance in each Partner's Capital Account shall be adjusted by (A) increasing such balance by (I) such Partner's allocable share of each item of the Partnership's income and gain for such Period (allocated in accordance with Section 6.7) and
(II) the Capital Contributions, if any, made by such Partner during such Period and (B) decreasing such balance by (I) the amount of cash or the Value of Securities or other property distributed or deemed distributed to such Partner pursuant to Article VI or XII and (II) such Partner's allocable share of each item of the Partnership's deduction or loss for such Period (allocated in accordance with Section 6.7). Each Partner's Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

       6.3 DISTRIBUTIONS OF DISTRIBUTABLE CASH. (a) GENERALLY. Distributable Cash shall be distributed to the Partners in proportion to their Capital Contributions in respect of the underlying investment giving rise to such Distributable Cash, at such times and in such amounts as the General Partner deems appropriate in its sole discretion. Subject to Section 4.1(b), Distributable Cash attributable to the Trident Investment shall be distributed within 60 days after receipt by the Partnership or, if distribution within such 60-day period is not practicable, as soon as practicable thereafter.

       (b) AVAILABLE ASSETS. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Partnership Law.

       6.4 DISTRIBUTIONS OF SECURITIES. (a) IN GENERAL. The General Partner may distribute as distributions-in-kind Securities during the Term of the Partnership. In the event that a distribution of Securities is made, such Securities shall be deemed to have been sold at their Value, and the proceeds of such sale shall be deemed to have been distributed in the form of Distributable Cash to the Partners for all purposes of this Agreement. Except as otherwise provided herein, Securities distributed in kind shall be distributed in proportion to the aggregate amounts that would be distributed to each Partner pursuant to Section 6.3, such aggregate amounts to be estimated in the sole discretion of the General Partner.

       (b) ELECTION TO RECEIVE CASH IN LIEU OF SECURITIES. In connection with any distribution of Securities, the General Partner may offer to each Partner the right to receive such distribution in the form of the proceeds of the disposition of the Securities that otherwise would have been distributed to such Partner, PROVIDED that any taxable income, gain, loss or deduction recognized by the Partnership in connection with the disposition of such Securities shall be allocated equitably pursuant to Section 6.8 among only those Partners electing to receive proceeds instead of Securities and such Partners will bear all of the expenses (including, without limitation, underwriting costs) of such disposition, and PROVIDED, FURTHER, that such Partners shall be treated for all other purposes of this Agreement as if such Securities had been distributed as contemplated by the second sentence of Section 6.4(a).

       6.5 NEGATIVE CAPITAL ACCOUNTS. No Limited Partner shall, and except as otherwise required by law, the General Partner shall not, be required to make up a negative balance in its Capital Account.

       6.6 NO WITHDRAWAL OF CAPITAL. Except as otherwise expressly provided herein, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution of or return on such Partner's Capital Contributions.

       6.7 ALLOCATIONS. Each item of income, gain, loss and deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners with respect to each Period as of the end of such Period in a manner that as closely as possible gives economic effect to the provisions of Articles VI and XII and the other relevant provisions of this Agreement.

       6.8 TAX MATTERS. Except as otherwise provided herein, the income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Partners' Capital Accounts. Notwithstanding the foregoing, the General Partner shall have the power in its sole discretion to make such allocations for United States federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to insure that such allocations are in accordance with the interests of the Partners in the Partnership, in each case within the meaning of the Code and the Treasury Regulations. Tax credits shall be allocated in good faith by the General Partner. All matters concerning allocations for United States federal, state and local and non-U.S. income tax purposes, including, without limitation, accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner. The General Partner may, in its sole discretion, cause the Partnership to make the election under section 754 of the Code. The General Partner is hereby designated as the "tax matters partner" of the Partnership, as provided in the Treasury Regulations pursuant to section 6231 of the Code (and any similar provisions under any other state or local or non-U.S. tax laws). Each Partner hereby consents to such designation and agrees that upon the request of the General Partner it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. Either the General Partner shall have executed and filed a U.S. Internal Revenue Service Form 8832 prior to the date hereof electing to classify the Partnership as a partnership for U.S. federal income tax purposes pursuant to section 301.7701-3 of the Treasury Regulations as of a date no later than the date hereof, or the General Partner shall timely execute and file such Form 8832 on or after the date hereof electing to classify the Partnership as a partnership for United States federal income tax purposes as of a date no later than the date hereof, and the General Partner is hereby authorized to execute and file such Form for all of the Partners. The General Partner shall not subsequently elect to change such classification. The General Partner is hereby authorized to execute and file for all of the Partners any comparable form or document required by any applicable United States state or local tax law in order for the Partnership to be classified as a partnership under such tax law. The Partnership shall not participate in the establishment of an "established securities market" (within the meaning of section 1.7704-1(b) of the Treasury Regulations) or a "secondary market or the substantial equivalent thereof" (within the meaning of section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon.

       6.9 WITHHOLDING TAXES. (a) AUTHORITY TO WITHHOLD; TREATMENT OF WITHHELD TAX. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of United States federal, state, or local or non-U.S. tax law) with respect to such Partner or as a result of such Partner's participation in the Partnership (including as a result of distribution in kind). If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time that such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution of Distributable Cash pursuant to Section 6.3 with respect to such Partner's interest in the Partnership to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a cash distribution but for such withholding. To the extent that such deemed payment exceeds the cash distribution that such Partner would have received but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer. The Partnership may hold back from any distribution in kind property having a Value equal to the amount of the taxes withheld or otherwise paid until the Partnership has received such payment.

       (b)    WITHHOLDING TAX RATE. Any withholdings referred to in this Section
6.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.

       (c) WITHHOLDING FROM DISTRIBUTIONS TO THE PARTNERSHIP. In the event that the Partnership receives a distribution from or in respect of which tax has been withheld, the Partnership shall be deemed to have received cash in an amount equal to the amount of such withheld tax, and each Partner shall be deemed to have received as a distribution of Distributable Cash pursuant to
Section 6.3 the portion of such amount that is attributable to such Partner's interest in the Partnership as equitably determined by the General Partner.

       (d) INDEMNIFICATION. Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Partnership and the General Partner against all claims, liabilities and expenses of whatever nature relating to the Partnership's or the General Partner's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or the General Partner as a result of such Partner's participation in the Partnership. In addition, the Partnership shall, hereby or pursuant to a separate indemnification agreement and to the fullest extent permitted by applicable law, indemnify and hold harmless Trident II and any Covered Person who is or who is deemed to be the responsible withholding agent for United States federal, state or local or non-U.S. income tax purposes (other than any Covered Person that is indemnified by each Partner pursuant to the previous sentence) against all claims, liabilities and expenses of whatever nature relating to Trident II's or such Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by Trident II or such Covered Person, as the case may be, as a result of the participation in the Partnership of a Partner (other than such Covered Person). If, pursuant to a separate indemnification agreement or otherwise, the Partnership shall indemnify or be required to indemnify Trident II or a Covered Person against any claims, liabilities or expenses of whatever nature relating to Trident II's or such Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by Trident II or such Covered Person as a result of any Partner's participation in the Partnership, such Partner shall pay to the Partnership the amount of the indemnity paid or required to be paid.

                                   ARTICLE VII

                BANKING; CUSTODY OF SECURITIES; BOOKS AND RECORDS

       7.1 BANKING; CUSTODY OF SECURITIES. All funds of the Partnership may be deposited in such bank, brokerage or money market accounts as shall be established by the General Partner. Withdrawals from and checks drawn on any such account shall be made upon such signature or signatures as the General Partner may designate.

       7.2 MAINTENANCE OF BOOKS AND RECORDS; ACCOUNTS AND ACCOUNTING METHOD. The General Partner shall keep or cause to be kept at the address of the General Partner (or at such other place as the General Partner shall determine) full and accurate accounts of the transactions of the Partnership in proper books and records of account which shall set forth all information required by the Partnership Law. Subject to Section 1.6, such books and records shall be available, upon five Business Days' notice to the General Partner, for inspection and copying at reasonable times during normal business hours by a Limited Partner or its duly authorized agents or representatives for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership.

       7.3 PARTNERSHIP TAX RETURNS. The General Partner shall cause the Partnership initially to elect the Fiscal Year as its taxable year and shall cause to be prepared and timely filed all tax returns required to be filed for the Partnership in the jurisdictions in which the Partnership conducts business or derives income for all applicable tax years.

                                  ARTICLE VIII

                               REPORTS TO PARTNERS

       8.1 INDEPENDENT AUDITORS. The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by such recognized accounting firm as shall be selected by the General Partner. The Partnership's independent public accountants shall be a recognized independent public accounting firm selected from time to time by the General Partner in its discretion.

       8.2 UNITED STATES FEDERAL INCOME TAX INFORMATION. The General Partner shall use commercially reasonable efforts to prepare and mail within 90 days after the end of each Fiscal Year to each Limited Partner and to each other Person that was a Limited Partner during such Fiscal Year (or its legal representatives), United States Internal Revenue Service Schedule K-1 to United States Internal Revenue Service Form 1065, "U.S. Partnership Return of Income", "Partner's Share of Income, Credits, Deductions, Etc.", or any successor schedule or form, for such Person.

       8.3 REPORTS TO PARTNERS. The Partnership shall provide to each Limited Partner on a timely basis, if such Limited Partner so requests in writing, all reports sent to the limited partners of Trident II pursuant to the Trident II Partnership Agreement. Except as otherwise provided in this Agreement or required by applicable law, the Partnership shall send to each Limited Partner only such other financial reports as the General Partner shall deem appropriate.

                                   ARTICLE IX

                                 INDEMNIFICATION

       9.1 INDEMNIFICATION OF GENERAL PARTNER, ETC. (a) INDEMNIFICATION GENERALLY. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("CLAIMS"), that may accrue to or be incurred by any

Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Partnership (including, but not limited to, Claims arising in connection with the Trident Investment), or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "PROCEEDING"), whether civil or criminal (all of such Claims and amounts covered by this Section 9.1 and all expenses referred to in Section 9.2 are referred to as "DAMAGES"), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from such Disabling Conduct of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that such Covered Person has engaged in Disabling Conduct or that any Damages relating to such settlement arose from the Disabling Conduct of any Covered Person. The provisions of this Section 9 shall survive the termination, dissolution and winding-up of the Partnership.

       (b) CONTRIBUTION. Notwithstanding any other provision of this Agreement, at any time and from time to time prior to the third anniversary of the last day of the Term, the General Partner may require the Partners to contribute to the Partnership an amount sufficient to satisfy: (I) all or any portion of the indemnification obligations of the Partnership pursuant to
Section 9.1(a), whether such obligations arise before or after the last day of the Term or, with respect to any Partner, before or after such Partner's withdrawal from the Partnership; and (II) all or any portion of the obligations of the Partnership pursuant to section 10.1(b) of the Trident II Partnership Agreement, whether such obligations arise before or after the last day of the Term or, with respect to any Partner, before or after such Partner's withdrawal from the Partnership, PROVIDED, that each Partner shall make such contributions in respect of its share of any such indemnification obligations made or required to be made as follows:

              (i) if the Claims or Damages indemnified against arise out of the participation through the Partnership in a portfolio investment or bridge financing of Trident II, by each Partner to which Distributable Cash was distributed in connection with such participation, in such amounts as shall result in each Partner retaining from such Distributable Cash the amount that would have been distributed to such Partner had the amount of Distributable Cash been, at the time of such distribution, reduced by the amount of such indemnification obligations, as equitably determined by the General Partner; and,

              (ii) thereafter, or in any other circumstances, by the Partners in proportion to their Capital Commitments.

Any distributions returned pursuant to this Section 9.1(b) shall not be treated as Capital Contributions. Notwithstanding anything in this Article IX to the contrary, a Partner's liability under the first sentence of this Section 9.1(b) is limited to the sum of all distributions received by such Partner from the Partnership. Nothing in this Section 9.1(b), express or implied, is intended or shall be construed to give any Person other than the Partnership or the Partners any legal or equitable right, remedy or claim under or in respect of this
Section 9.1(b) or any provision contained herein.

       9.2 EXPENSES, ETC. Expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives. All judgments against the Partnership, and all judgments against the Partnership and the General Partner in respect of which the General Partner is entitled to indemnification, shall first be satisfied from Partnership assets (including, without limitation, Capital Contributions and any payments under Section 9.1(b)), before the General Partner is responsible therefor.

       9.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, PROVIDED that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this
Article IX, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership shall be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership's election to assume the defense of such Proceeding, the Partnership shall not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect of such Claim.

       9.4 NO WAIVER. Nothing contained in this Article IX shall constitute a waiver by any Partner of any right that it may have against any party under Cayman Islands or United States federal or state laws or other non-U.S. laws.

       9.5 INDEMNIFICATION OF COVERED PERSONS, ETC. The General Partner is hereby instructed to cause the Partnership to indemnify, hold harmless and release each Covered Person, and authorized to cause the Partnership to indemnify, hold harmless and release any other Person, in each case pursuant to a separate indemnification agreement and on such terms as it may in the absolute discretion of the General Partner deem appropriate. It is the express intention of the parties hereto that (A) the provisions of this Article IX for the indemnification of Covered Persons may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the General Partner on behalf of any such Covered Person, PROVIDED that the General Partner shall not have any obligation to so act for or on behalf of any such Covered Person) against the Partnership and the Partners pursuant to this Agreement or to a separate indemnification agreement, as if such Covered Persons were parties hereto, and
(B) notwithstanding the provisions of Section 15.7, the term "gross negligence" shall have the meaning given such term under the laws of the State of Delaware.

       9.6 RETURN OF DISTRIBUTIONS. At any time and from time to time for a period of three years after the last day of the Term, each Person who was a Partner shall severally indemnify and hold harmless each Covered Person for such Partner's ratable share (as determined in the sole discretion of the General Partner pursuant to Section 9.1(b)) of Damages, on the same terms and to the same extent and with the same limitations as if such indemnity were given by the Partnership pursuant to Section 9.1(a) but without regard for Sections 9.1(b),
9.2 or 9.3. The aggregate amount of a Partner's obligations under this Section
9.6 shall not exceed the amount of distributions from the Partnership theretofore received by such Partner.

                                    ARTICLE X

                     TRANSFER OF LIMITED PARTNER INTERESTS;
                         WITHDRAWAL OF LIMITED PARTNERS

       10.1 ADMISSION, SUBSTITUTION AND WITHDRAWAL OF LIMITED PARTNERS; TRANSFER; TRANSFER IN THE EVENT OF DEATH, INCAPACITY, ETC. (a) GENERAL. Except as set forth in this Article X or in Article V, no Additional Limited Partners may be admitted to, and no Limited Partner may withdraw from, the Partnership prior to the dissolution and winding up of the Partnership. Except as set forth in this Article X, no Limited Partner shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of ("Transfer") all or any part of its interest in the Partnership, provided that any Limited Partner may, with the prior written consent of the General Partner (which consent may be withheld in the sole and absolute discretion of the General Partner) and upon compliance with Sections 10.1(b) and (c), Transfer all or a portion of such Limited Partner's interest in the Partnership.

       (b) CONDITIONS TO TRANSFER. Any purported Transfer by a Limited Partner pursuant to the terms of this Article X shall, in addition to requiring the prior written consent referred to in Section 10.1(a), be subject to the satisfaction of the following conditions:

              (i) the Limited Partner (or, in the event of a Transfer under Section 10.1(e), such Limited Partner's estate or legal representative) that proposes to effect such Transfer (a "TRANSFEROR") or the Person to whom such Transfer is to be made (a "TRANSFEREE") shall pay or, in the sole discretion of the General Partner, undertake to pay, all expenses incurred by the Partnership or the General Partner on behalf of the Partnership in connection therewith;

              (ii) the Partnership shall receive from the Transferee (and in the case of clause (C) below, from the Transferor to the extent specified by the General Partner) (A) such documents, instruments and - certificates as may be requested by the General Partner, pursuant to which such Transferee shall become bound by this Agreement, including, without limitation, a counterpart of this Agreement executed by or on behalf of such Transferee, (B) a certificate to the effect that the representations set forth in the - Subscription Agreement of such Transferee are (except as otherwise disclosed to the General Partner) true and correct with respect to such Transferee as of the date of such Transfer and (C) such other documents, opinions, instruments and certificates as the General Partner shall request;

              (iii) such Transferor or Transferee shall, prior to making any such Transfer, deliver to the Partnership the opinion of counsel described in Section 10.1(c);

              (iv) the General Partner shall be given at least 30 days' prior written notice of such desired Transfer;

              (v) the Transferor and the Transferee shall each provide a certificate to the effect that (A) the proposed Transfer will not be effected on or through (1) a U.S. national, regional or local securities exchange, (2) a non-U.S. securities exchange or (3) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, NASDAQ or a foreign equivalent thereto) and (B) it is not, and its proposed Transfer or acquisition (as the case may be) will not be made by, through or on behalf of, (1) a Person, such as a broker or a dealer, making a market in interests in the Partnership or (2) a Person who makes available to the public bid or offer quotes with respect to interests in the Partnership;

              (vi) such Transfer will not be effected on or through an "established securities market" or a "secondary market or the substantial equivalent thereof", as such terms are used in section 1.7704-1 of the Treasury Regulations; and

              (v) such Transfer would not result in the Partnership or Trident II at any time during its taxable year having more than 100 partners, respectively, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3) of the Treasury Regulations).

The General Partner may waive any or all of the conditions set forth in this
Section 10.1(b) other than clause (vi) hereof if, in its sole discretion, it deems it in the best interest or not opposed to the interest of the Partnership to do so.

       (c) OPINION OF COUNSEL. The opinion of counsel referred to in Section 10.1(b)(iii) shall be in form and substance satisfactory to the General Partner, shall be from counsel satisfactory to the General Partner and shall be substantially to the effect that (unless specified otherwise by the General Partner) the consummation of the Transfer contemplated by the opinion:

              (i) will not require registration under, or violate any provisions of, the Securities Act or any applicable state or non-U.S. securities laws;

              (ii) will not require the General Partner, the Partnership, or Trident II to register as an investment company under the Investment Company Act; and, as required by the General Partner, that the Transferee is a Person that counts as one beneficial owner for purposes of section 3(c)(1) of the Investment Company Act and a "qualified purchaser" as such term is defined in section 2(a)(51) of the Investment Company Act;

              (iii) will not require the manager of Trident II, the General Partner, or any Affiliate of the manager of Trident II or the General Partner that is not registered under the Investment Advisers Act, or Trident II or the Partnership, to register as an investment adviser under the Investment Advisers Act;

              (iv) will not cause the Partnership or Trident II to be taxable as a corporation under the Code; and

              (v) will not violate the laws, rules or regulations of any state or any Governmental Authority applicable to such Transfer.

In giving such opinion, counsel may, with the consent of the General Partner, rely as to factual matters on certificates of the Transferor, the Transferee and the General Partner.

       (d) SUBSTITUTE LIMITED PARTNERS. Notwithstanding any other provision of this Agreement, any Transferee of a Transferor's interest in the Partnership pursuant to the terms of this Article X shall be admitted to the Partnership as a substitute Limited Partner of the Partnership (a "SUBSTITUTE LIMITED PARTNER") to the extent permitted by applicable law, and only with the consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner. Upon the admission of such Transferee as a Substitute Limited Partner, all references herein to such Transferor shall be deemed to apply to such Substitute Limited Partner, and such Substitute Limited Partner shall succeed to all rights and obligations of the Transferor hereunder. A Person shall be deemed admitted to the Partnership as a Substitute Limited Partner at the time that the foregoing conditions are satisfied and such Person is listed as a limited partner of the Partnership on the Partner Register. Any Transferee of an economic interest in the Partnership shall become a Substitute Limited Partner only upon satisfaction of the requirements set forth in this
Section 9.1.

       (e) DEATH, INCAPACITY, ETC. Subject to Sections 10.1(a), 10.1(b) and 10.1(c), the estate or legal representative of a Limited Partner who is a natural person shall have the right to Transfer to a family member or to an estate planning entity, upon the death, incapacity, incompetency or bankruptcy of such Limited Partner, such Limited Partner's interest in the Partnership.

       (f) TRANSFERS IN VIOLATION OF AGREEMENT NOT RECOGNIZED. No attempted Transfer or substitution shall be recognized by the Partnership and any purported Transfer or substitution shall be void unless effected in accordance with and as permitted by this Agreement.

       10.2 ADDITIONAL LIMITED PARTNERS. (a) CONDITIONS TO ADMISSION. In addition to the admission of Limited Partners at the Initial Closing, the General Partner, in its sole discretion, may schedule one or more additional Closings on any date not later than the Outside Admission Date (except that such Outside Admission Date shall not apply in the case of a Substitute Limited Partner admitted as contemplated by Sections 5.2, 5.3 or 10.1(d)) for such Person or Persons seeking admission to the Partnership as an additional limited partner of the Partnership (an "ADDITIONAL LIMITED PARTNER", which term shall include any Person that is a Partner immediately prior to such additional Closing and that wishes to increase the amount of its Capital Commitment). In addition, each such additional Closing shall be subject to the determination by the General Partner in the exercise of its good faith judgment that in the case of each such admission or increase the following conditions have been satisfied:

              (i) Each such Additional Limited Partner shall have executed and delivered such instruments and shall have taken such actions as the General Partner shall deem necessary, convenient, or desirable to effect such admission or increase, including, without limitation, the execution of (A) a Subscription Agreement containing representations and warranties by the Additional Limited Partner that are substantially the same as those made by Limited Partners and contained in the Subscription Agreements executed at the Initial Closing, (B) a counterpart of this Agreement, and (C) a Power of Attorney in substantially the form attached to the Subscription Agreement.

              (ii) Such admission or such increase shall not result in a violation of any applicable law, including, without limitation, the Cayman Islands, the United States federal and state securities laws, or any term or condition of this Agreement and, as a result of such admission or such increase, neither the Partnership nor Trident II shall be required to register as an Investment Company under the Investment Company Act or any law of the Cayman Islands of similar import; neither the General Partner, nor the manager or general partner of Trident II, nor any Affiliate of any of the foregoing would be required to register as an investment adviser under the Investment Advisers Act or any law of the Cayman Islands of similar import; and neither the Partnership nor Trident II shall become taxable as a corporation or association.

              (iii) On the date of its admission to the Partnership or the date of such increase, as the case may be, such Additional Limited Partner shall have paid or unconditionally agreed to pay to the Partnership, an amount equal to the sum of

                     (A) in the case of capital contributions already made by the Partnership to Trident II in connection with the Trident Investment (except as such Additional Limited Partner is excused under Section 5.3), the percentage of such Additional Limited Partner's Capital Commitment or (if the Additional Limited Partner is increasing its Capital Commitment) the percentage of the amount of the increase of such Additional Limited Partner's Capital Commitment that is equal to a fraction, (1) the numerator of which is the aggregate of the Capital Contributions of the - previously admitted Partners used to fund such capital contributions made by the Partnership to Trident II and (2) the denominator of which is the sum of the aggregate of (X) the Capital - - Commitments of the previously admitted Partners that made Capital Contributions used to fund such capital contributions made by the Partnership to Trident II and (Y) (without duplication) - the Capital Commitments of all Additional Limited Partners (adjusting for any excuses granted to such Additional Limited Partners under Section 5.3),

                     (B) the percentage of such Additional Limited Partner's Capital Commitment or (if such Additional Limited Partner is increasing its Capital Commitment) the percentage of the amount of the increase of such Additional Limited Partner's Capital Commitment that is equal to a fraction, (1) the - numerator of which is the aggregate of the Capital Contributions of the previously admitted Limited Partners in respect of all Drawdowns which have theretofore been funded and not returned to the Partners, other than Drawdowns made and used to fund capital contributions made by the Partnership to Trident II in connection with the Trident Investment and (2) the - denominator of which is the sum of the aggregate of (X) the Capital Commitments of all - previously admitted Partners and (Y) (without duplication) the Capital Commitments of all - Additional Limited Partners, and

                     (C) any additional amounts not covered by clauses (A) and (B) above payable by the Partnership to Trident II pursuant to
              Section 11.2 of the Trident II Partnership Agreement arising as a result of any increase in the Partnership's capital commitment to Trident II attributable to such Additional Limited Partner's Capital Commitment or (if such Additional Limited Partner is increasing its Capital Commitment) to the increase of such Additional Limited Partner's Capital Commitment, together with, in the case of clauses (A) and (B), an amount calculated as interest thereon at a rate per annum equal to the Prime Rate plus 200 basis points from the dates that contribution of such amounts by such Additional Limited Partner would have been due if such Additional Limited Partner had been admitted to the Partnership or had increased its Capital Commitment, as the case may be, on the date of the Initial Closing, to the date that the payment required to be made by such Additional Limited Partner pursuant to this Section 10.2(a)(iii) is made, which interest shall be treated as provided in Section 10.2(b), and less such amount as is necessary to take into account all distributions theretofore made.

A Person shall be deemed admitted to the Partnership as an Additional Limited Partner at the time that the foregoing conditions are satisfied and when such Person is listed as a limited partner of the Partnership, and the Capital Commitment made with respect to such Person is listed, on the Partner Register.

       (b) CERTAIN PAYMENTS AND TRANSFERS. Any amount paid by an Additional Limited Partner pursuant to Section 10.2(a)(iii)(A) with respect to capital contributions already made by the Partnership to Trident II in connection with the Trident Investment (and any interest paid thereon) shall be remitted promptly to the previously admitted Partners, PRO RATA in accordance with their Capital Contributions used to fund such capital contributions made by the Partnership to Trident II (before giving effect to the adjustments referred to in the following clause), and the amount of Capital Contributions deemed to have been made by each Partner to fund the Trident Investment shall be appropriately adjusted. Any amount paid by an Additional Limited Partner pursuant to Section 11.2(a)(iii)(B) (and any interest paid thereon) shall be remitted promptly to the previously admitted Partners, PRO RATA in accordance with their Capital Commitments. Such payments and remittances shall, in accordance with section 707(a) of the Code, be treated for all purposes of this Agreement and for all accounting and tax reporting purposes as payments made directly from the Additional Limited Partner to the previously admitted Partners and not as items of Partnership income, gain, loss, deduction, contribution or distribution. Such Additional Limited Partner shall succeed to the Capital Contributions of the previously admitted Partners attributable to the portion of the amount remitted to such previously admitted Partners pursuant to Section 10.2(a)(iii) (not including any amount calculated as interest thereon), as appropriate, and the Capital Contributions of the previously admitted Partners shall be decreased accordingly. In addition, the Remaining Capital Commitments of the previously admitted Limited Partners shall be increased by such amount remitted (not including any amount calculated as interest thereon), and the amount of such increase in Remaining Capital Commitments may be called again by the Partnership. Any amount paid by an Additional Limited Partner pursuant to Section 10.2(a)(iii)(C) shall be used by the Partnership to effect the increase in the Partnership's capital commitment to Trident II resulting from the admission of such Additional Limited Partners. The Remaining Capital Commitment of the Additional Limited Partner shall be appropriately determined by the General Partner. The Partner Register shall be amended by the General Partner as appropriate to show the name and business address of each Additional Limited Partner and the amount of its Capital Commitment. Neither the admission of an Additional Limited Partner nor an increase in the amount of an Additional Limited Partner's Capital Commitment shall be a cause for dissolution of the Partnership. The transactions contemplated by this Section 10.2 shall not require the consent of any of the Limited Partners.

                                   ARTICLE XI

                    BANKRUPTCY, DISSOLUTION, ETC. OF PARTNERS

       11.1 BANKRUPTCY OR DISSOLUTION OF THE GENERAL PARTNER. In the event of the bankruptcy or dissolution and commencement of winding-up of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, the Partnership shall be dissolved and wound up as provided in Article XII, unless the business of the Partnership is continued pursuant to Section 12.1(c). The General Partner shall take no action voluntarily to declare bankruptcy or accomplish its dissolution prior to the dissolution of the Partnership.

       11.2 BANKRUPTCY, DISSOLUTION OR WITHDRAWAL OF A LIMITED PARTNER. The death, incompetency, insanity, or other legal incapacity, bankruptcy, dissolution, retirement, resignation or withdrawal of a Limited Partner, or the occurrence of any other event that causes a Limited Partner to cease to be a Partner of the Partnership shall not in and of itself dissolve or terminate the Partnership.

                                   ARTICLE XII

                   DISSOLUTION AND TERMINATION OF PARTNERSHIP

       12.1 DISSOLUTION EVENTS. There will be a dissolution of the Partnership and its affairs shall be wound up upon the first to occur of any of the following events:

       (a)    the expiration of the Term as provided in Section 1.4; or

       (b) the day after the date that is three years after the last day of the term of Trident II; or

       (c) the last Business Day of the Fiscal Year in which all assets acquired or agreed to be acquired by the Partnership have been sold off or otherwise disposed of; or

       (d) the withdrawal, bankruptcy or dissolution and commencement of winding up of the General Partner, or the assignment by the General Partner of its entire interest in the Partnership, or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, UNLESS (I) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership that is hereby authorized to and does (unanimously in the case of more than one general partner) elect to continue the business of the Partnership without dissolution or (II) the business of the Partnership is otherwise continued without dissolution pursuant to the provisions of the Partnership Law and PROVIDED, that the conversion of the General Partner to a limited partnership, limited liability company or other entity, or the Transfer of the General Partner's interest as the general partner of the Partnership to, or the merger of the General Partner with and into, a limited partnership, limited liability company or other entity as provided for in Section 2.5 shall not, for the purposes of this Section 12.1 be deemed a dissolution or winding up or commencement of winding up of the General Partner; or

       (e) a decision, made by the General Partner in its sole discretion, to dissolve the Partnership because it has determined that there is a substantial likelihood that due to a change in the text, application or interpretation of the provisions of the United States federal securities laws (including, without limitation, the Securities Act, the Investment Company Act and the Investment Advisers Act) or any other applicable statute, regulation, case law, administrative ruling or other similar authority (including, without limitation, changes that result in the Partnership being taxable as a corporation under United States federal income tax law), the Partnership cannot operate effectively in the manner contemplated herein; or

       (f)    the entry of a decree of judicial dissolution.

       12.2 DISTRIBUTION UPON DISSOLUTION. Upon the dissolution of the Partnership, the General Partner (or, if dissolution of the Partnership should occur by reason of Section 12.1(c), a duly elected liquidating trustee of the Partnership or other representative who may be designated by a Majority in Interest) shall proceed, subject to the provisions of this Article XII, to liquidate the Partnership and apply the proceeds of such liquidation, or in its sole discretion to distribute Partnership assets, in the following order of priority:

              FIRST, to creditors in satisfaction of debts and liabilities of the Partnership, whether by payment or the making of reasonable provision for payment (other than any loans or advances that may have been made by any of the Partners to the Partnership), and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, any such reasonable reserves (which may be funded by a liquidating trust) to be established by the General Partner (or any duly elected liquidating trustee or other duly designated representative) in amounts deemed by it to be reasonably necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed or contingent or conditional or unmatured);

              SECOND, to the Partners in satisfaction of any loans or advances that may have been made by any of the Partners to the Partnership, whether by payment or the making of reasonable provision for payment; and

              THIRD, to the Partners in accordance with Article VI.

       12.3 DISTRIBUTIONS IN CASH OR IN KIND. Upon the dissolution of the Partnership, the General Partner (or any liquidating trustee selected by the General Partner or, if the General Partner has dissolved or withdrawn as the general partner of the Partnership, any other duly designated representative selected by a Majority in Interest) shall use its commercially reasonable efforts to liquidate all of the Partnership assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 12.2, PROVIDED that if in the good faith business judgment of the General Partner (or such liquidating trustee or other representative) a Partnership asset should not be liquidated, the General Partner (or such liquidating trustee or other representative) shall allocate, on the basis of the Value of any Partnership assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partners' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with Section 12.2, subject to the priorities set forth in Section 12.2, PROVIDED, FURTHER, that the General Partner (or such other liquidating trustee or other representative) shall in good faith attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Paragraphs First and Second of Section 12.2. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfers that it may deem necessary or appropriate, including, without limitation, legends as to applicable federal or state or non-U.S. securities laws or other legal or contractual restrictions and may require any Partner to which Securities are to be distributed to agree in writing (I) that such Securities will not be transferred except in compliance with such restrictions and (II) to such other matters as the General Partner may deem necessary, appropriate, convenient or incidental to the foregoing.

       12.4 TIME FOR LIQUIDATION, ETC. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to seek to minimize potential losses upon such liquidation. Subject to Section 13.1, the provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a notice of dissolution of the Partnership with the Registrar of Exempted Limited Partnerships of the Cayman Islands.

       12.5 TERMINATION. Upon completion of the foregoing, the General Partner (or any liquidating trustee selected by the General Partner or, if the General Partner has dissolved or withdrawn as the general partner of the Partnership, any other duly designated representative selected by a Majority in Interest) shall execute, acknowledge and cause to be filed a notice of dissolution of the Partnership with the Registrar of Exempted Limited Partnerships of the Cayman Islands, PROVIDED, however, that the winding up of the Partnership will not be deemed complete and such notice of dissolution will not be filed by the General Partner (or such liquidating trustee or other representative) prior to the third anniversary of the last day of the Term unless otherwise required by law.

       12.5 GENERAL PARTNER NOT LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. None of the General Partner or any of its Affiliates shall be liable for the return of all or any portion of the Capital Accounts or Capital Contributions of any Partner, and such return shall be made solely from available Partnership assets, if any, and each Limited Partner hereby waives any and all claims it may have against the General Partner or any Affiliate thereof in this regard.

       12.6 REORGANIZATION OF THE PARTNERSHIP. To the extent permitted by law, in order to effect a reorganization of the Partnership,

       (a) the General Partner may cause the conversion of the Partnership to a limited partnership, limited liability company or other entity formed under the laws of the Cayman Islands or any other jurisdiction, or

       (b) the General Partner may cause the exchange of the interests of the Partners in the Partnership for interests in, or cause the Partnership to be merged with and into, a limited partnership, limited liability company or other entity formed under the laws of the Cayman Islands or any other jurisdiction, but only if in any such case the Partners (including, without limitation, their successors) shall become, and no other Persons (other than Persons necessary for the qualification of such limited partnership, limited liability company or other entity under such laws) shall be, the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be. Upon any such conversion, exchange or merger, such limited partnership, limited liability company or other entity shall be treated as the successor to the Partnership for all purposes of this Agreement and of the corresponding agreement pursuant to which the rights and obligations of the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, are determined. All Subscription Agreements applicable to the Partnership that are in effect at the time of any such conversion, exchange or merger shall thereafter continue in full force and effect, and shall apply to the limited partnership, limited liability company or other entity that becomes the successor to the Partnership pursuant to such conversion, exchange or merger. In conjunction with any such conversion, exchange or merger, the General Partner may execute, on behalf of the Partnership and each of the Limited Partners, all documents that in its reasonable judgment are necessary or appropriate to consummate such conversion, exchange or merger, including but not limited to the agreement pursuant to which the rights and obligations of the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, are determined (in the case of such a conversion to, exchange for interests in or merger into a limited partnership, including the limited partnership agreement thereof), all without any further consent or approval of any other Partner, PROVIDED that no such agreement may directly or indirectly effectuate a modification or amendment of the rights and obligations of the Partners which, if such modification or amendment were made to this Agreement, would require the consent of the Partners, any group thereof or any individual Partner as provided in Section 14.1, unless the consent to such modification or amendment required under Section 14.1 is obtained. A reorganization of the Partnership pursuant to this Section 12.7 shall not be deemed to be or result in a dissolution, winding up or commencement of winding up of the Partnership.

                                  ARTICLE XIII

                                   DEFINITIONS

       13.1 DEFINITIONS. As used herein the following terms have the respective meanings set forth below (each such meaning to be equally applicable to the singular and plural forms of the respective terms so defined):

       "ADDITIONAL LIMITED PARTNER" shall have the meaning set forth in Section 10.2(a).

       "ADJUSTMENT DATE" shall mean the last day of each Fiscal Year or any other date determined by the General Partner, in its sole discretion, as appropriate for an interim closing of the Partnership's books.

       "AFFILIATE" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, PROVIDED, that portfolio companies of Trident II and any Person controlled by a portfolio company of Trident II shall not be an "Affiliate" of the Partnership or the General Partner.

       "AGREEMENT" shall have the meaning set forth in the preamble hereto.

       "AVAILABLE ASSETS" shall mean as of any date, the excess of the cash, cash equivalent items and Temporary Investments held by the Partnership over the sum of the amount of such items determined by the General Partner to be reasonably necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed, contingent, conditional or unmatured), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including, without limitation, the maintenance of adequate working capital for the continued conduct of the Partnership's business.

       "BUSINESS DAY" shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

       "CAPITAL ACCOUNT" shall have the meaning set forth in Section 6.1.

       "CAPITAL COMMITMENT" shall mean, with respect to any Partner, the amount set forth opposite the name of such Partner on the Partner Register.

       "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of capital contributed pursuant to a single Drawdown or the aggregate amount of such contributions made, as the context may require, by such Partner to the Partnership pursuant to Section 5.1 and the other provisions of this Agreement.

       "CLAIMS" shall have the meaning set forth in Section 9.1.

       "CLOSING" shall have the meaning set forth in the Subscription
Agreements.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       "COVERED PERSON" shall mean (I) the General Partner, (II) each of the Affiliates of the General Partner, and (III) each Person who is or at any time becomes a shareholder, officer, director, employee, partner, member, manager, consultant or agent of any of the Persons identified in clause (i) or clause
(ii) of this definition.

       "DAMAGES" shall have the meaning set forth in Section 9.1.

       "DEFAULT" shall have the meaning set forth in Section 5.2(a).

       "DEFAULTED CAPITAL COMMITMENTS" shall have the meaning set forth in
Section 5.2(a).

       "DEFAULTING LIMITED PARTNER" shall have the meaning set forth in Section 5.2(a).

       "DISABLING CONDUCT" shall mean, with respect to any Person, fraud, willful misfeasance, gross negligence or reckless disregard of such Person's duties in the conduct of such Person's office.

       "DISTRIBUTABLE CASH" shall mean the excess of (A) the sum of cash receipts of all kinds, other than Capital Contributions that are being held by the Partnership pending investment, over (B) cash disbursements for expenses of the Partnership (or amounts reserved to pay Partnership Expenses or Organizational Expenses, or against liabilities, contingent or otherwise, or other obligations of the Partnership).

       "DRAWDOWN NOTICE" shall have the meaning set forth in Section 5.1(b).

       "DRAWDOWNS" shall mean the Capital Contributions made to the Partnership pursuant to Section 5.1 from time to time by the Partners pursuant to a Drawdown Notice.

       "EXERCISING PARTNER" shall have the meaning set forth in Section 5.2(a).

       "FISCAL YEAR" shall mean the fiscal year of the Partnership, as determined pursuant to Section 1.5.

       "FORFEITED DISTRIBUTIONS" shall have the meaning set forth in Section 5.2(a).

       "GENERAL PARTNER" shall mean Marsh & McLennan GP I, Inc., a Delaware corporation, and any additional or successor general partner of the Partnership in its capacity as the general partner of the Partnership, as such entity may be affected by the provisions of Section 2.5.

       "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local, or any Cayman Islands or other non-U.S. court, arbitrator or governmental agency, authority, commission, instrumentality or regulatory or administrative body.

       "INITIAL AGREEMENT" shall have the meaning set forth in the preamble hereto.

       "INITIAL CLOSING" shall mean the first Closing under which Limited Partners have acquired interests in the Partnership pursuant to the Subscription Agreements.

       "INITIAL LIMITED PARTNER" shall mean Richard A. Goldman, in such capacity as the initial limited partner of the Partnership.

       "INVESTMENT ADVISERS ACT" shall mean the United States Investment Advisers Act of 1940, as amended.

       "INVESTMENT COMPANY ACT" shall mean the United States Investment Company Act of 1940, as amended.

       "LIMITED PARTNER" shall have the meaning set forth in Section 1.1, and shall include its successors and permitted assigns. For purposes of the Partnership Law, the Limited Partners shall constitute a single class or group of limited partners.

       "MAJORITY IN INTEREST" shall mean Limited Partners who, at the time in question, have Capital Commitments aggregating more than 50% of all Capital Commitments of all the Non-Defaulting Limited Partners.

       "MATERIAL ADVERSE EFFECT" shall mean (A) a violation of a statute, rule, regulation or governmental administrative policy applicable to a Partner of a Governmental Authority that is reasonably likely to have a material adverse effect on Trident II, a portfolio company of Trident II or any Affiliate thereof, or on the Partnership, the General Partner, the manager or the general partner of Trident II or any of their respective Affiliates or on any Partner or any Affiliate of any such Person, (B) an occurrence that is reasonably likely to subject Trident II, a portfolio company of Trident II or an Affiliate thereof or the Partnership, the General Partner, the manager or the general partner of Trident II or any of their respective Affiliates or any Partner or any Affiliate or any direct or indirect shareholder of any such Person to any material regulatory requirement (including, without limitation, the registration or other requirements of the Investment Company Act or the Investment Advisers Act or any laws of similar impact of the Cayman Islands) or material tax to which it would not otherwise be subject, or which is reasonably likely to materially increase any such regulatory requirement or material tax beyond what it would otherwise have been or (C) an occurrence that is reasonably likely to result in any Securities or other assets owned by Trident II being deemed to be "plan assets" under ERISA or that is reasonably likely to result in a "prohibited transaction" under ERISA.

       "MMC" shall mean Marsh & McLennan Companies, Inc., a Delaware corporation, and any successor thereto.

       "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

       "NON-DEFAULTING LIMITED PARTNERS" shall mean those Limited Partners who are not Defaulting Limited Partners.

       "ORGANIZATIONAL EXPENSES" shall mean all reasonable costs and expenses of the Partnership, that, in the sole judgment of the General Partner, are incurred in the formation and organization of, and sale of interests in, the Partnership, including, without limitation, out-of-pocket legal, accounting, printing, consultation, travel, administrative and filing fees and expenses.

       "OUTSIDE ADMISSION DATE" shall mean March 30, 2000.

       "PARTNER REGISTER" shall have the meaning set forth in Section 1.1(b).

       "PARTNERS" shall have the meaning set forth in Section 1.1.

       "PARTNERSHIP" shall have the meaning set forth in the preamble hereto.

       "PARTNERSHIP EXPENSES" shall mean the costs, expenses and liabilities that, in the good faith judgment of the General Partner, are incurred by or arise out of the operation of the Partnership, including without limitation: the fees and expenses relating to Temporary Investments or the Trident Investment, including without limitation the evaluation, acquisition, holding, monitoring and disposition thereof; premiums for insurance protecting the Partnership, the General Partner, any of their respective Affiliates, and any of their respective officers, directors, members, partners, employees and agents from liabilities to third Persons in connection with Partnership affairs; legal, custodial and accounting expenses (including, without limitation, expenses associated with the preparation of the Partnership's financial statements, tax returns and Schedules K-1); auditing and consulting expenses; appraisal expenses; expenses related to organizing companies through or in which investment of the Partnership will be made; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Partnership; Damages; costs of reporting to the Partners; costs of winding up and liquidating the Partnership; and expenses incurred pursuant to
Section 5.2; but not including Organizational Expenses.

       "PARTNERSHIP LAW" shall mean the Exempted Limited Partnership Law (1997 Revision) of the Cayman Islands, as amended, and any successor to such statute.

       "PERIOD" shall mean, for the first period, the period commencing on the date of this Agreement and ending on the next Adjustment Date, and thereafter, the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

       "PERSON" shall mean any individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

       "POWER OF ATTORNEY" shall mean, with respect to any Limited Partner, the power of attorney executed by such Limited Partner substantially in the form attached to the Subscription Agreements.

       "PRIME RATE" shall mean the rate of interest publicly announced by The Chase Manhattan Bank or any successor thereto from time to time in New York City as its prime rate.

       "PROCEEDING" shall have the meaning set forth in Section 9.1(a).

       "REMAINING CAPITAL COMMITMENT" shall mean, in respect of any Partner, the amount of such Partner's Capital Commitment, determined at any date, which has not been contributed as a Capital Contribution, as adjusted as contemplated hereby, PROVIDED that if such date is after delivery of a Drawdown Notice but before the related Drawdown, the amount specified in such Drawdown Notice (as the same may be amended by a subsequent Drawdown Notice related thereto) shall not be included in any Partner's Remaining Capital Commitment unless such investment is abandoned. Notwithstanding the foregoing, any Capital Contribution of a Limited Partner used to fund Organizational Expenses or Partnership Expenses shall, to the extent that such Limited Partner receives or is deemed to receive subsequent distributions from the Partnership, be added to the Remaining Capital Commitment of such Limited Partner and be subject to recall .

       "SECURITIES" shall mean shares of capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities and interests of whatever kind of any Person, whether readily marketable or not.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

       "STATEMENT" shall have the meaning set forth in Section 1.4.

       "SUBSCRIPTION AGREEMENTS" shall mean the several Subscription Agreements entered into by the respective Limited Partners in connection with their purchases of limited partner interests in the Partnership.

       "SUBSTITUTE LIMITED PARTNER" shall have the meaning set forth in Section 10.1(d).

       "TEMPORARY INVESTMENTS" shall mean investments in (A) cash or cash equivalents, (B) marketable direct obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (C) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Partnership the highest or second highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc. or their successors, (D) interest bearing accounts at a registered broker-dealer, (E) money market mutual funds managed by Putnam Investments, Inc. or a subsidiary thereof, (F) interest bearing accounts and/or certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having at the date of acquisition by the Partnership combined capital and surplus of not less than $100,000,000, (G) overnight repurchase agreements with primary Fed dealers collateralized by direct U.S. Government obligations or (H) pooled investment vehicles or accounts which invest only in Securities or instruments of the type described in (a) through (d).

       "TERM" shall have the meaning set forth in Section 1.4.

       "TRANSFER" shall have the meaning set forth in Section 10.1(a).

       "TRANSFEREE" shall have the meaning set forth in Section 10.1(b).

       "TRANSFEROR" shall have the meaning set forth in Section 10.1(b).

       "TREASURY REGULATIONS" shall mean the Regulations of the Treasury Department of the United States issued pursuant to the Code.

       "TRIDENT II" shall have the meaning set forth in Section 1.3.

       "TRIDENT II PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Limited Partnership Agreement of Trident II, L.P., dated June 4, 1999, as amended and restated by the Second Amended and Restated Limited Partnership Agreement, dated June 23, 1999, as such agreement may be amended, supplemented or restated from time to time.

       "TRIDENT INVESTMENT" shall have the meaning set forth in Section 4.1(a).

       "VALUE" of assets or Securities shall mean the fair market value of such assets or Securities, as determined in the sole discretion of the General Partner.

                                   ARTICLE XIV

                          AMENDMENTS; POWER OF ATTORNEY

       14.1 AMENDMENTS. Any modifications or amendments duly adopted in accordance with the terms of this Agreement may be executed in accordance with
Section 14.2 and/or the Powers of Attorney. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of (A) the General Partner and (B) a Majority in Interest, PROVIDED that, without the consent of any of the Limited Partners, the General
Partner:

              (i) may amend the Partner Register attached hereto to reflect changes validly made, pursuant to the terms of this Agreement, in the amount of (and the obligation to fund the full amount of) the Capital Commitment of any Partner or in the membership of the Partnership;

              (ii) may enter into agreements with Persons who are Transferees of the interests in the Partnership of Limited Partners, pursuant to the terms of this Agreement, providing in substance that such Transferees will be bound by this Agreement and will become Substitute Limited Partners in the Partnership;

              (iii)  may amend this Agreement as may be required to implement
       (A) Transfers of interests of Limited Partners as contemplated by Section 10.1, (B) the admission of any Substitute Limited Partner or any Additional Limited Partner, and any related changes in Capital Commitments, as contemplated by Section 10.1 or 10.2, (C) any changes in the Partner Register due to a Defaulting Limited Partner, (D) the conversion, Transfer or merger of all or any part of its interest as general partner of the Partnership as contemplated by Section 2.5, or (E) a reorganization of the Partnership as contemplated by Section 12.7;

              (iv) may amend this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the United States Securities and Exchange Commission, the United States Internal Revenue Service or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the General Partner deems to be in the best interests of the Partnership, and (B) to change the name of the Partnership, so long as any such amendment under this clause (iv) does not materially and adversely affect the interests of the Limited Partners under this Agreement;

              (v) may amend this Agreement or take any other action in accordance with Section 14.3 or as permitted or contemplated by Section
       14.2 and/or the Powers of Attorney; and

              (vi) may amend this Agreement to cure any ambiguity or correct or supplement any provision hereof that may be incomplete or inconsistent with any other provision hereof so long as such amendment under this clause (vi) does not materially and adversely affect the interests of the Limited Partners.

       14.2 POWER OF ATTORNEY. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Limited Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee's name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the Cayman Islands, any other jurisdiction in which the Partnership has an office or conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and business of the Partnership, including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

       (a) all certificates and other instruments, including, without limitation, this Agreement, and any amendments thereto or to the Statement, which the General Partner deems appropriate to (I) form, qualify or continue the Partnership as an exempted limited partnership (or a partnership in which the limited partners have limited liability) in the Cayman Islands and all other jurisdictions in which the Partnership has an office or conducts or plans to conduct business and (II) admit such Person as a Limited Partner in the Partnership;

       (b) all instruments which the General Partner deems appropriate to reflect or effect any amendment to this Agreement or the Statement (I) to reflect or effect Transfers of interests of Limited Partners, the admission of Substitute Limited Partners or Additional Limited Partners or the increase of Capital Commitments pursuant to Article X hereof, (II) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the United States Securities and Exchange Commission, the United States Internal Revenue Service, or any other Governmental Authority, or in any United States federal or state or local or Cayman Islands or other non-U.S. statute, compliance with which the General Partner deems to be in the best interests of the Partnership, (III) to change the name of the Partnership or reflect or effect a reorganization of the Partnership as contemplated in Section 12.7, (IV) to reflect or effect the conversion of the General Partner to, or the merger of the General Partner with and into, a limited partnership, limited liability company, or other entity, or the Transfer of its interest in the Partnership to a limited partnership, limited liability company or other entity, as contemplated by Section 2.5, (V) to give effect to, or to conform this Agreement to, the terms and provisions of the Trident II Partnership Agreement, or (VI) to cure any ambiguity or correct or supplement any provision herein contained which may be incomplete or inconsistent with any other provision contained in this Agreement so long as such amendment under this clause (v) or clause (vi) does not materially and adversely affect the interests of the Limited Partners;

       (c) all conveyances and other instruments which the General Partner deems appropriate to reflect and effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including, without limitation, the filing of a notice of dissolution as provided for in Article XII;

       (d) all instruments relating to (I) Transfers of interests in the Partnership, or the admission of Substitute Limited Partners or Additional Limited Partners pursuant to Section 10.1, (II) the treatment of a Defaulting Limited Partner or a Limited Partner whose participation is, in whole or in part, excused, limited or discontinued pursuant to Section 5.4, or (III) any change in the Capital Commitment of any Limited Partner, all in accordance with the terms of this Agreement;

       (e)    all amendments to this Agreement duly adopted in accordance with
Section 14.1;

       (f) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the Cayman Islands or any other jurisdiction in which the Partnership has an office or conducts or plans to conduct business; and

       (g) any other instruments determined by the General Partner to be necessary or appropriate in connection with the proper conduct of the business of the Partnership and which do not materially and adversely affect the interests of the Limited Partners.

Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent disability or incompetence of the principal. This power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of any Limited Partner and shall extend to such Limited Partner's successors and assigns. This power of attorney may be exercised by such attorney-in-fact and agent for all Limited Partners (or any of them) by a single signature of the General Partner acting as attorney-in-fact with or without listing all (or any) of the Limited Partners executing an instrument. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the

General Partner, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partner shall reasonably deem necessary for the purposes hereof. The foregoing power of attorney as in effect at the time of any reorganization of the Partnership pursuant to Section 12.7 shall thereafter continue in full force and effect, and shall apply to the limited partnership, limited liability company or other entity that becomes the successor to the Partnership pursuant to such reorganization. The foregoing power of attorney as in effect at the time of the conversion of, Transfer by or merger of the General Partner pursuant to
Section 2.5 shall thereafter continue in full force and effect, and shall apply to the limited partnership, limited liability company, or other entity that becomes the successor to the General Partner pursuant to such conversion, Transfer or merger.

       14.3 FURTHER ACTIONS OF THE GENERAL PARTNER. To the extent necessary in the sole discretion of the General Partner, the General Partner shall cause this Agreement to be amended, without the need for any further act, vote or approval of any other Partner or Persons, to reflect as appropriate the occurrence of any of the transactions referred to in Article V or X as promptly as is practicable after such occurrence.

       14.4 FURTHER ACTIONS OF THE LIMITED PARTNERS. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the formation of the Partnership and the achievement of its purposes, including, without limitation, (A) any documents that the General Partner deems necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership has an office or conducts or plans to conduct business and (B) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Partnership.

                                   ARTICLE XV

                                  MISCELLANEOUS

       15.1 NOTICES. Each notice relating to this Agreement shall be in writing and shall be delivered (A) in person, by registered or certified mail, or by private courier, overnight or next-day express mail or (B) by telecopy or other facsimile transmission, confirmed by telephone to an executive officer or other representative of the recipient. All notices to any Partner shall be addressed to such Partner and its trustee (if any) at their respective addresses set forth in the Partner Register or at such other address as such Partner may have designated by notice in writing. Any Partner, other than the General Partner, may designate a new address by notice to that effect given to the General Partner. The General Partner may designate a new address by notice to that effect given to each of the other Partners. Unless otherwise specifically provided in this Agreement, a notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given and made two days after such notice is mailed by registered or certified first-class mail, return receipt requested and postage pre-paid, and one day after such notice is mailed by Fed Ex or other one-day service provider, to the proper address, or when delivered in person delivery service pre-paid. Any notice to the General Partner or to a Limited Partner by telecopy or other facsimile transmission shall be deemed to be given when sent and confirmed by telephone in accordance with the foregoing clause (b).

       15.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

       15.3 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

       15.4 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall inure to the benefit of the Partners and the Covered Persons, and shall be binding upon the parties, and, subject to Section 10.1, their respective successors and permitted assigns.

       15.5 SEVERABILITY. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by applicable law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. Any default hereunder by a Limited Partner shall not excuse a default by any other Limited Partner.

       15.6 NON-WAIVER. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

       15.7   APPLICABLE LAW (SUBMISSION TO JURISDICTION). EXCEPT AS PROVIDED IN
SECTION 2.1 AND IN SECTION 9.5, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE CAYMAN ISLANDS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION. The Partners hereby submit to the nonexclusive jurisdiction of the courts of the Cayman Islands and to the courts of the jurisdiction in which the principal office of the Partnership is located (and, if the principal office is located in the United States, of the federal district court having jurisdiction over the location of the principal office) for the resolution of all matters pertaining to the enforcement and interpretation of this Agreement.

       15.8 CONFIDENTIALITY. Each Limited Partner agrees that it shall not disclose without the prior consent of the General Partner (other than to such Limited Partner's employees, auditors, counsel or prospective transferees; PROVIDED that such Limited Partner obtain the agreement of such Person to be bound by the obligations of this Section 15.8) any information with respect to the Partnership or Trident II or any portfolio company of Trident II that is designated by the General Partner to such Limited Partner in writing as confidential, PROVIDED that a Limited Partner may disclose any such information
(A) as has become generally available to the public, (B) as may be required or appropriate in any report, statement or testimony submitted to Governmental Authority having jurisdiction over such Limited Partner, or to the National Association of Insurance Commissioners or similar organizations and their successors, (C) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or other governmental request applicable to such Limited Partner and (E) to its professional advisors. Notwithstanding anything in this Agreement to the contrary, the General Partner shall have the right to keep confidential from Limited Partners for such a period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or that the Partnership is required by law or by agreement with a third Person to keep confidential.

       15.9 SURVIVAL OF CERTAIN PROVISIONS. The obligations of each Partner pursuant to Section 6.9(d) and Section 9 shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership except to the extent the duration of such survival is otherwise specifically limited in this Agreement.

       15.10 WAIVER OF PARTITION. Except as may otherwise be provided by law in connection with the dissolution, liquidation, and winding up of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

       15.11 CURRENCY. The term "dollar" and the symbol"$", wherever used in this Agreement, shall mean the United States dollar.

       15.12 ENTIRE AGREEMENT. This Agreement (including, without limitation, all schedules hereto), together with the related Subscription Agreements, constitutes the entire agreement among the Partners and the Initial Limited Partner with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter, PROVIDED that the representations and warranties of the General Partner and the Limited Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement.

       IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Partnership Agreement of Marsh & McLennan Affiliated Fund, L.P. on the day and year first above written.

                                  GENERAL PARTNER:
                                  ---------------

                                  MARSH & McLENNAN GP I, INC.



                                  By:_______________________________



                                  LIMITED PARTNERS:
                                  ----------------

                                  Each of the Limited Partners listed
                                  in the Partner Register, pursuant to
                                  the power of attorney and
                                  authorization granted by each such
                                  Limited Partner to the General
                                  Partner as attorney-in-fact and
                                  agent under the separate Powers of
                                  Attorney, dated various dates:

                                  By:_________________________________



                                  MARSH & McLENNAN GP I, INC.



                                  By:_________________________________



                                  INITIAL LIMITED PARTNER:
                                  -----------------------



                                  -----------------------------------
                                  RICHARD A. GOLDMAN,
                                  in his capacity as the Initial Limited Partner